Exhibit 99.1

Babcock & Wilcox Announces First Quarter 2011 Results

  Revenues increased in all four business segments
  Segment disclosure expanded

CHARLOTTE, N.C.--(BUSINESS WIRE)--May 9, 2011--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported revenues for the first quarter of 2011 were $691.3 million, an increase of $28.9 million or 4.4% from the first quarter of 2010. Net income for the first quarter of 2011 was $13.5 million compared to $16.8 million in the first quarter of 2010. Included in net income for the first quarter of 2011 is the impact of unfavorable adjustments for loss contracts of approximately $20.0 million on an after-tax basis. The resulting earnings per share for the first quarter ended March 31, 2011 were $0.11 compared to $0.14 in the first quarter of 2010.

Recent Highlights

  Awarded $668 million waste-to-energy power plant construction contract and $235 million 10-year operations & maintenance contract
  Awarded $30 million renewable energy power generation contract in Sweden
  Received $5 million grant for small modular reactor testing facility
  Achieved record bookings of power generation aftermarket parts
  Industrial MACT rules finalized; draft utility boiler MACT rules released
  Broke ground on an ultra supercritical boiler manufacturing facility in India
  Announced B&W is in discussions to provide nuclear technical assistance and services to the Fukushima Daiichi nuclear power plant in Japan
  Named Peyton S. Baker President of Babcock & Wilcox Nuclear Operations Group, Inc.
  Named Ali Azad President and Chief Executive Officer of Generation mPower LLC

Consolidated Results of Operations

Consolidated revenues for the first quarter of 2011 were $691.3 million, an increase of $28.9 million or 4.4% from the first quarter of 2010. This increase was across all business segments. Operating income for the first quarter of 2011 was $21.9 million compared to $38.7 million in the first quarter of 2010. Included in the first quarter 2011 operating income was the impact of unfavorable adjustments for loss contracts of $11.1 million and $21.6 million in the Nuclear Operations and Nuclear Energy segments, respectively. As of March 31, 2011, we operate in four reportable business segments: Power Generation, Nuclear Operations, Nuclear Energy and Technical Services. We discuss the change in reportable business segments further below.

Power Generation Segment

Revenues of $356.2 million for the first quarter of 2011 were approximately flat compared to the $355.9 million reported in the first quarter of 2010. This result was principally related to increased volumes of construction service projects and environmental aftermarket services offset by a decline in demand for new-build environmental systems. Operating income was $26.6 million in the first quarter of 2011, an increase of $5.9 million, or 28.5% compared to $20.7 million in the first quarter of 2010. This represents an operating margin of 7.5%, an increase of 170 basis points from the prior year first quarter. The increase in operating income is principally related to the strong aftermarket service and replacement parts businesses and higher year-over-year royalty fees from international licensees.

“We are positioning the business for the expected continued growth in demand for coal-fired power generation in Asia and resumption of growth in the U.S., which is expected to improve as a result of several factors,” said Brandon C. Bethards, President and Chief Executive Officer of B&W. “First, key leading indicators such as power consumption would suggest that utilities will need to increase their level of spending with respect to the maintenance of their assets in an effort to maintain or improve availability and capacity factors. Second, the Company continues to experience improvements in its small parts and service businesses, traditionally good leading indicators for future utility investment. Third, the U.S. Environmental Protection Agency has issued final rules with respect to industrial boiler maximum achievable control technology (“MACT”) and has issued draft rules for utility boiler MACT. These events are important factors that we believe are leading our utility customers to buy testing programs and engineering studies to assess and plan for capital requirements to achieve compliance with the rules.”

Nuclear Operations Segment

Revenues of $250.5 million increased $16.2 million or 6.9% in the first quarter of 2011 compared to the first quarter of 2010. This increase is principally the result of an increase in activity for naval nuclear reactor components and nuclear fuel. Operating income of $30.5 million increased $6.0 million or 24.5% in the first quarter of 2011 compared to the first quarter of 2010. This increase is principally related to productivity and project execution improvement on the production of nuclear reactor components partially offset by costs at Nuclear Fuel Services, Inc. (“NFS”). The increased costs at NFS were due to processing challenges and unfavorable revised throughput estimates on several downblending contracts in place at the time of the acquisition of NFS. During the first quarter, NFS began a first-of-a-kind downblending operation on certain uranium oxide materials, which represents approximately the last 2% of the total contract volume of material on a commercial contract that NFS had entered into in February 2002. Initial processing of this material in the first quarter of 2011 resulted in achievement of approximately half of the expected throughput rate, which had been established based on laboratory testing. Due to the high fixed-cost nature of NFS, this resulted in one-time costs of $11.1 million on several downblending contracts due to increased manhour estimates and downstream production scheduling inefficiencies for the period. “At recently improved run rates, we expect this material to be fully processed in approximately 60 days from today. We have taken steps to re-evaluate the balance of the material and adequately reserved for the remainder of the loss contract, containing the issue to the first quarter of 2011. Additionally, we expect NFS will produce positive operating results for the full year. Inclusive of the unacceptable results at NFS, the consolidated Nuclear Operations segment was able to deliver a 24% year-over-year increase in operating earnings on the continuing strength of the nuclear component business,” Bethards said.

Nuclear Energy Segment

Revenues of $65.3 million increased $9.3 million or 16.6% in the first quarter of 2011 compared to the first quarter of 2010. The increase in revenues is due principally to the success achieved supplying commercial nuclear components and volume associated with nuclear project contracts. Operating loss of $37.5 million increased $26.1 million in the first quarter of 2011 compared to the first quarter of 2010. This loss includes $15.9 million of research and development and selling, general and administrative expenses related to the B&W mPowerTM modular nuclear reactor program and $21.6 million for a loss contract for a nuclear projects contract. This loss contract was bid and awarded in 2009. As substantial field-work began in late March 2011, the Company became aware that the estimated cost of the project did not adequately reflect the actual scope and complexities of the work proposed under the contract. The Company has made an in-depth review of this project and has fully reserved for the expected loss on this contract in the first quarter of 2011. “I am confident that we have contained this issue to the first quarter of 2011 and that the current bid processes and contract procedures will help prevent this type of cost estimating misalignment from occurring in the future. There is an opportunity to improve the results of this contract in future quarters from a combination of claims and change orders resulting from customer-driven changes in scope and scheduling delays associated with out-of-scope site conditions. Further-more, executive management will maintain their intervention in this contract until successfully completed. Finally, we have reviewed our existing backlog in-depth and we are confident that we do not have any other fixed price contracts in our nuclear projects business unit that could produce such an unfavorable result,” Bethards said.

As expected, total expenses related to the B&W mPower reactor program have increased in the last several months principally as a result of the accelerated commercial activities of the program. Recent events at the Fukushima Daiichi plant in Japan have led to considerable discussion and speculation about the impact to commercial nuclear markets. All indications received by the Company from prospective customers and regulatory and governmental agencies are that programs related to modular nuclear reactor technology are continuing as planned. “In fact, we are experiencing an increase in potential customer interest in our technology partially due to the inherent safety features of the B&W mPower unit compared to the large-scale nuclear units operating in the market today. This interest is both from U.S. utilities as well as utilities and governments outside of the U.S.,” Bethards said.

Technical Services Segment

Revenues of $28.4 million increased $8.8 million or 44.9% in the first quarter of 2011 compared to the first quarter of 2010. Operating income, including the Company’s portion of income from unconsolidated entities recorded as equity income, of $12.1 million increased $1.4 million or 13.3% in the first quarter of 2011 compared to the first quarter of 2010. This increase in operating income is due principally to new contracts received in the second half of 2010 that were beginning to ramp up in late 2010 and early 2011. The largest contract awarded to B&W recently, the $2.1 billion Department of Energy (“DOE”) decontamination and decommissioning contract for the Portsmouth Gaseous Diffusion Plant in Ohio, began operation early in the second quarter of 2011 and will ramp up to full-scale operations over the next several quarters.

Liquidity

The Company’s cash and investments position, net of debt, was $375.3 million at the end of the first quarter of 2011 compared to $472.9 million at the end of the fourth quarter of 2010, a decrease of $97.6 million. During the quarter, the Company made cash contributions for 2010 incentive compensation programs and made approximately $44 million in contributions to its pension plans. In addition to net cash, the Company maintains a $700 million revolving credit agreement with approximately $473 million of availability as of the end of the first quarter. The Company continues to maintain adequate liquidity to fund operations, which could include increased working capital requirements, internal growth and R&D programs, as well as additional product and geographic expansion opportunities.

Change in Reported Business Segments

Prior to the first quarter of 2011, the Company operated in two business segments. During the first quarter of 2011, consistent with the methodology to assess operating performance and allocate resources, as well as to provide investors with greater transparency, the Company revised its segment structure. The new segment structure divides the former Power Generation Systems segment into the Power Generation and Nuclear Energy segments, and divides the former Government Operations segment into the Nuclear Operations and Technical Services segments. This change in our business segment structure had no effect on our previously reported consolidated and combined results of operations, financial position or cash flows. In connection with this change we have reclassified historical amounts to conform to our current segment presentation. Attached to this press release is reclassified unaudited quarterly segment information for 2010 and 2009, which may be adjusted, based on audit results.

Description of Reported Business Segments

Power Generation segment - supplies boilers fired with fossil fuels, such as coal, oil and natural gas, or renewable fuels such as biomass, municipal solid waste and concentrated solar energy. In addition to carbon capture technologies, we supply environmental equipment and components and related services to customers in different regions around the world. We design, engineer, manufacture, supply, construct and service large utility and industrial power generation systems, including boilers used to generate steam in electric power plants, pulp and paper making, chemical and process applications and other industrial uses.

Nuclear Energy segment - designs and manufactures commercial nuclear power equipment, including nuclear heat exchangers and steam generators, and provides outage related inspection, maintenance and construction services for nuclear generating stations around the world. This segment includes the operations of the B&W mPower modular nuclear reactor program.

Nuclear Operations segment - manufactures naval nuclear reactors for the U.S. DOE /National Nuclear Security Administration (“NNSA”) Naval Nuclear Propulsion Program and supplies them to the U.S. Navy for use in submarines and aircraft carriers.

Technical Services segment - provides various services to the U.S. Government, including uranium processing, environmental site restoration services and management and operating services for various U.S. Government-owned facilities. These services are provided to the DOE, including the NNSA, the Office of Nuclear Energy, the Office of Science and the Office of Environmental Management. The Company’s participation in the American Centrifuge Project is also included in this segment.

Conference Call to Discuss First Quarter 2011 Results

Date: Tuesday, May 10, 2011, at 8:30 a.m. ET
Live Webcast: Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our confidence that we have contained the losses on the nuclear projects contracts, expectation for growth in demand for power generation in Asia and resumption of growth in the U.S., the expected impact and implication of power consumption, positive trends in certain areas of our business and issuance of MACT rules on demand, and the anticipated improvement of certain run rates at NFS. These forward-looking statements are based on current management expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the industries in which we operate, including adverse affects of the earthquake and tsunami in Japan in March 2011 and our ability to execute on contracts in backlog. If one or more of these or other risks materialize, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,000 people, in addition to approximately 10,000 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2011	2010
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$292,181	$391,142
Restricted cash and cash equivalents	12,551	12,267
Investments	-	234
Accounts receivable – trade, net	307,657	289,374
Accounts receivable – other	72,217	64,231
Contracts in progress	282,554	225,448
Inventories	100,194	100,932
Deferred income taxes	85,597	90,620
Other current assets	72,935	34,868

Total Current Assets	1,225,886	1,209,116

Property, Plant and Equipment	988,914	968,712
Less accumulated depreciation	568,655	550,400

Net Property, Plant and Equipment	420,259	418,312

Investments	75,493	74,863

Goodwill	271,024	269,424

Deferred Income Taxes	226,477	236,504

Investments in Unconsolidated Affiliates	110,998	100,811

Other Assets	181,973	191,480

TOTAL	$2,512,110	$2,500,510

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2011	2010
	(Unaudited)
	(In thousands)

Current Liabilities:
Notes payable and current maturities of long-term debt	$4,066	$4,790
Accounts payable	188,805	185,240
Accrued employee benefits	188,595	235,856
Accrued liabilities – other	87,113	71,242
Advance billings on contracts	385,270	369,644
Accrued warranty expense	109,082	109,588
Income taxes payable	4,876	5,467

Total Current Liabilities	967,807	981,827

Long-Term Debt	854	855

Accumulated Postretirement Benefit Obligation	84,531	84,100

Environmental Liabilities	45,404	40,889

Pension Liability	555,407	579,000

Other Liabilities	97,818	100,314

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 117,768,007 and 116,963,664 shares at March 31, 2011 and December 31, 2010, respectively	1,178	1,170
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	1,082,062	1,067,414
Retained earnings	110,181	96,671
Treasury stock at cost, 262,115 and 101,649 shares at March 31, 2011 and December 31, 2010, respectively	(7,929)	(2,397)
Accumulated other comprehensive loss	(426,062)	(449,999)
Stockholders’ Equity – The Babcock & Wilcox Company	759,430	712,859
Noncontrolling interest	859	666
Total Stockholders’ Equity	760,289	713,525

TOTAL	$2,512,110	$2,500,510

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED AND COMBINED

STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$691,277	$662,388
Costs and Expenses:
Cost of operations	564,806	527,892
Research and development costs	17,308	17,059
Gains on asset disposals and impairments – net	(10)	(13)
Selling, general and administrative expenses	102,633	92,723
Total Costs and Expenses	684,737	637,661

Equity in Income of Investees	15,361	14,019

Operating Income	21,901	38,746

Other Income (Expense):
Interest income	459	449
Interest expense	(455)	(5,993)
Other expense – net	(2,994)	(3,090)
Total Other Expense	(2,990)	(8,634)

Income before Provision for Income Taxes	18,911	30,112

Provision for Income Taxes	5,244	13,256

Net Income	$13,667	$16,856

Less: Net Income Attributable to Noncontrolling Interest	(157)	(13)

Net Income Attributable to The Babcock & Wilcox Company	$13,510	$16,843

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.12	$0.15
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.11	$0.14

Shares used in the computation of earnings per share:
Basic	116,968,275	116,067,535
Diluted	117,957,245	117,423,807

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$13,667	$16,856
Non-cash items included in net income:
Depreciation and amortization	19,315	16,812
Income of investees, net of dividends	(3,832)	(8,758)
Gain on asset disposals – net	(10)	(13)
Amortization of pension and postretirement costs	20,474	21,420
Excess tax benefits from stock-based compensation	(4,031)	(1,908)
Other, net	1,097	723
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(31,213)	15,624
Net contracts in progress and advance billings on contracts	(44,328)	(96,575)
Accounts payable	6,016	36,836
Inventories	1,536	2,372
Income taxes receivable	13,562	(313)
Current and deferred income taxes	21,479	(12,053)
Accrued and other current liabilities	8,535	13,117
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(71,633)	(47,139)
Prepaid expenses	(37,957)	(3,494)
Other, net	5,750	961
NET CASH USED IN OPERATING ACTIVITIES	(81,573)	(45,532)
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and cash equivalents	(284)	(2,516)
Purchases of property, plant and equipment	(20,753)	(18,763)
Acquisition of businesses, net of cash acquired	-	(8,165)
Purchases of available-for-sale securities	(48,791)	(20,143)
Sales and maturities of available-for-sale securities	48,577	22,882
Investment in equity and cost method investees	(4,716)	-
Proceeds from asset disposals	17	79
NET CASH USED IN INVESTING ACTIVITIES	(25,950)	(26,626)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(797)	(150)
Payment of debt issuance costs	(70)	-
Increase in notes payable to affiliates	-	20
Excess tax benefits from stock-based compensation	4,031	1,908
Exercise of stock options	3,105	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,269	1,778
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	2,293	2,036
NET DECREASE IN CASH AND CASH EQUIVALENTS	(98,961)	(68,344)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	391,142	469,468
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$292,181	$401,124

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of amount capitalized)	$892	$5,993
Income taxes (net of refunds)	$13,903	$5,502

The Babcock & Wilcox Company
Business Segment Information
For the Periods Ended March 31, 2011 and 2010
(In thousands of U.S. dollars)

	THREE MONTHS ENDED
REVENUES:	3/31/11	3/31/10

Power Generation	$356,184	$355,944
Nuclear Operations	250,455	234,295
Technical Services	28,360	19,629
Nuclear Energy	65,262	55,965
Adjustments and Eliminations	(8,984)	(3,445)

TOTAL	$691,277	$662,388

SEGMENT INCOME:

Power Generation	$26,633	$20,703
Nuclear Operations	30,450	24,500
Technical Services	12,142	10,712
Nuclear Energy	(37,478)	(11,402)
	31,747	44,513
Corporate	(9,846)	(5,767)
OPERATING INCOME	$21,901	$38,746

EQUITY IN INCOME (LOSS) OF INVESTEES:

Power Generation	$6,010	$4,541
Nuclear Operations	-	-
Technical Services	9,351	9,478
Nuclear Energy	-	-

TOTAL	$15,361	$14,019

PENSION EXPENSE:

Power Generation	$15,928	$15,092
Nuclear Operations	8,946	9,725
Technical Services	634	610
Nuclear Energy	1,181	920
Corporate	1,680	6,048

TOTAL	$28,369	$32,395

DEPRECIATION AND AMORTIZATION:

Power Generation	$4,720	$3,788
Nuclear Operations	10,391	9,102
Technical Services	66	66
Nuclear Energy	1,181	1,262
Corporate	2,957	2,594

TOTAL	$19,315	$16,812

RESEARCH AND DEVELOPMENT, NET:

Power Generation	$2,994	$7,640
Nuclear Operations	11	4
Technical Services	0	56
Nuclear Energy	14,303	9,359

TOTAL	$17,308	$17,059

CAPITAL EXPENDITURES:

Power Generation	$4,139	$2,917
Nuclear Operations	11,766	7,899
Technical Services	0	0
Nuclear Energy	2,463	117
Corporate	2,385	7,830

TOTAL	$20,753	$18,763

BACKLOG:

Power Generation	$1,500,655	$1,653,919
Nuclear Operations	2,931,001	2,769,681
Technical Services	3,009	12,929
Nuclear Energy	471,897	315,443

TOTAL	$4,906,562	$4,751,972

The Babcock & Wilcox Company
Business Segment Information
Quarterly Periods of Fiscal Year 2009
(In thousands of U.S. dollars)
Unaudited / Subject to Change
	THREE MONTHS ENDED				TWELVE MONTHS ENDED
REVENUES:	3/31/2009	6/30/2009	9/30/2009	12/31/2009	12/31/2009

Power Generation	$493,733	$427,237	$353,094	$384,159	$1,658,223
Nuclear Operations	218,410	229,375	234,184	232,051	914,020
Technical Services	38,994	32,289	25,959	22,298	119,540
Nuclear Energy	35,192	47,452	38,306	53,833	174,783
Adjustments and Eliminations	(1,276)	(4,284)	(2,546)	(3,828)	(11,934)

TOTAL	$785,053	$732,069	$648,997	$688,513	$2,854,632

SEGMENT INCOME:

Power Generation	$59,566	$42,473	$37,966	$23,310	$163,315
Nuclear Operations	29,611	43,651	9,747	24,259	107,268
Technical Services	12,628	11,556	9,577	13,551	47,312
Nuclear Energy	(1,406)	1,364	(3,764)	(1,641)	(5,447)
	100,399	99,044	53,526	59,479	312,448
Corporate	(5,091)	(8,477)	(7,408)	(21,908)	(42,884)
OPERATING INCOME	$95,308	$90,567	$46,118	$37,571	$269,564

EQUITY IN INCOME (LOSS) OF INVESTEES:

Power Generation	$1,643	$1,501	$4,565	$6,334	$14,043
Nuclear Operations	-	-	-	-	-
Technical Services	8,702	8,652	9,081	14,616	41,051
Nuclear Energy	-	-	-	-	-

TOTAL	$10,345	$10,153	$13,646	$20,950	$55,094

PENSION EXPENSE:

Power Generation	$14,582	$14,784	$16,078	$15,062	$60,506
Nuclear Operations	10,054	10,054	11,144	10,602	41,854
Technical Services	637	638	674	650	2,599
Nuclear Energy	733	625	615	1,117	3,090
Corporate	6,057	6,047	6,542	6,172	24,818

TOTAL	$32,063	$32,148	$35,053	$33,603	$132,867

DEPRECIATION AND AMORTIZATION:

Power Generation	$3,241	$3,492	$3,264	$3,354	$13,351
Nuclear Operations	9,142	8,544	15,287	11,611	44,584
Technical Services	408	43	(240)	67	278
Nuclear Energy	1,093	1,128	1,180	1,107	4,508
Corporate	2,379	2,470	2,759	2,383	9,991

TOTAL	$16,263	$15,677	$22,250	$18,522	$72,712

RESEARCH AND DEVELOPMENT, NET:

Power Generation	$7,858	$7,869	$8,079	$8,782	$32,588
Nuclear Operations	281	231	232	165	909
Technical Services	309	204	775	414	1,702
Nuclear Energy	1,535	2,240	3,507	10,765	18,047

TOTAL	$9,983	$10,544	$12,593	$20,126	$53,246

CAPITAL EXPENDITURES:

Power Generation	$12,324	$7,260	$5,030	$5,643	$30,257
Nuclear Operations	3,043	7,748	6,181	8,778	25,750
Technical Services	7	19	0	0	26
Nuclear Energy	10	578	0	1,303	1,891
Corporate	4,645	4,619	15,191	11,346	35,801

TOTAL	$20,029	$20,224	$26,402	$27,070	$93,725

BACKLOG:

Power Generation	$1,988,360	$1,999,646	$1,846,032	$1,637,888	$1,637,888
Nuclear Operations	2,692,031	2,606,140	2,537,223	2,761,435	2,761,435
Technical Services	6,549	7,392	2,029	5,010	5,010
Nuclear Energy	232,157	222,320	215,805	335,727	335,727

TOTAL	$4,919,097	$4,835,498	$4,601,089	$4,740,060	$4,740,060

The Babcock & Wilcox Company
Business Segment Information
Quarterly Periods of Fiscal Year 2010
(In thousands of U.S. dollars)
Unaudited / Subject to Change
	THREE MONTHS ENDED				TWELVE MONTHS ENDED
REVENUES:	3/31/2010	6/30/2010	9/30/2010	12/31/2010	12/31/2010

Power Generation	$355,944	$369,320	$336,107	$363,204	$1,424,575
Nuclear Operations	234,295	246,922	243,592	271,160	995,970
Technical Services	19,629	20,826	22,008	27,478	89,941
Nuclear Energy	55,965	57,747	34,715	47,855	196,282
Adjustments and Eliminations	(3,445)	(6,319)	(3,657)	(4,535)	(17,957)

TOTAL	$662,388	$688,496	$632,765	$705,162	$2,688,811

SEGMENT INCOME:

Power Generation	$20,703	$42,115	$31,591	$33,869	$128,278
Nuclear Operations	24,500	40,680	43,869	38,186	147,235
Technical Services	10,712	12,604	9,833	12,465	45,614
Nuclear Energy	(11,402)	(2,281)	(11,200)	(2,677)	(27,560)
	44,513	93,118	74,093	81,843	293,567
Corporate	(5,767)	(7,463)	(9,016)	(7,349)	(29,595)
OPERATING INCOME	$38,746	$85,655	$65,077	$74,494	$263,972

EQUITY IN INCOME (LOSS) OF INVESTEES:

Power Generation	$4,541	$7,459	$7,123	$11,665	$30,788
Nuclear Operations	-	-	-	-	-
Technical Services	9,478	9,976	9,863	13,977	43,294
Nuclear Energy	-	-	-	-	-

TOTAL	$14,019	$17,435	$16,986	$25,642	$74,082

PENSION EXPENSE:

Power Generation	$15,092	$15,072	$16,366	$15,517	$62,047
Nuclear Operations	9,725	9,724	11,566	9,672	40,687
Technical Services	610	609	741	653	2,613
Nuclear Energy	920	889	814	924	3,547
Corporate	6,048	6,049	1,353	1,876	15,326

TOTAL	$32,395	$32,343	$30,840	$28,642	$124,220

DEPRECIATION AND AMORTIZATION:

Power Generation	$3,788	$3,847	$5,350	$5,579	$18,564
Nuclear Operations	9,102	8,851	10,602	8,400	36,955
Technical Services	66	66	66	65	263
Nuclear Energy	1,262	1,243	1,237	1,245	4,987
Corporate	2,594	2,578	2,348	3,344	10,864

TOTAL	$16,812	$16,585	$19,603	$18,633	$71,633

RESEARCH AND DEVELOPMENT, NET:

Power Generation	$7,640	$6,228	$5,944	$5,904	$25,716
Nuclear Operations	4	14	6	121	145
Technical Services	56	108	1,674	2,954	4,792
Nuclear Energy	9,359	9,876	9,800	9,479	38,514

TOTAL	$17,059	$16,226	$17,424	$18,458	$69,167

CAPITAL EXPENDITURES:

Power Generation	$2,917	$3,854	$3,267	$3,589	$13,627
Nuclear Operations	7,899	838	8,493	7,488	24,718
Technical Services	0	0	0	15	15
Nuclear Energy	117	1,084	247	3,032	4,480
Corporate	7,830	7,147	5,090	742	20,809

TOTAL	$18,763	$12,923	$17,097	$14,866	$63,649

BACKLOG:

Power Generation	$1,653,919	$1,487,148	$1,547,184	$1,564,352	$1,564,352
Nuclear Operations	2,769,681	2,546,287	2,335,434	3,151,354	3,151,354
Technical Services	12,929	7,565	2,683	1,181	1,181
Nuclear Energy	315,443	328,982	474,132	485,005	485,005

TOTAL	$4,751,972	$4,369,982	$4,359,433	$5,201,892	$5,201,892

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Michael P. Dickerson, 704-625-4944
Vice President and Investor Relations Officer
investors@babcock.com
or
Media Contact:
Jud Simmons, 434-522-6462
Public Relations Manager
hjsimmons@babcock.com